UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 23, 2010
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Orthofix International N.V.

(Exact name of Registrant as specified in its charter)

Netherlands Antilles	0-19961	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Abraham de Veerstraat Curacao Netherlands Antilles	N/A
(Address of principal executive offices)	(Zip Code)

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Registrant’s telephone number, including area code: 011-59-99-465-8525
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

Orthofix International N.V. (the “Company”) announced today that during a recent internal management review of Promeca S.A. DE C.V. (“Promeca”), one of its Mexican subsidiaries, the Company received allegations of improper payments, allegedly made by certain of Promeca’s local employees in Mexico, to employees of a Mexican governmental health care entity.

The Company has engaged Hogan Lovells US LLP and Deloitte Financial Advisory Services LLP to conduct an internal investigation focusing on compliance with the Foreign Corrupt Practices Act ("FCPA") and voluntarily contacted the U.S. Securities and Exchange Commission and the United States Department of Justice to advise both agencies that an internal investigation is underway.

During 2009, Promeca accounted for approximately one percent of the Company’s consolidated net sales and consolidated total assets.  The internal investigation is in its early stages and no conclusions can be drawn at this time as to its outcome.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Orthofix International N.V.

By:	/s/ Robert S. Vaters
Robert S. Vaters
Executive Vice President and Chief
Financial Officer

Date: June 23, 2010